EXHIBIT 23.B

                    INDEPENDENT AUDITORS' CONSENT

    We consent to the incoporation by reference in the Registration Statement on Form S-8 (File No. 333-31060) of El Paso Corporation of our report dated March 28, 2001, appearing in this Annual Report on Form 11-K of Coastal Aruba Refining Company N.V. Thrift Plan for the year ended December 31, 2002.

    /s/ Deloitte & Touche LLP
        Deloitte & Touche LLP
        Houston, Texas
        March 28, 2003